Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 8, 2021, relating to the financial statements of TELUS International (Cda) Inc., appearing in Registration Statement No. 333-251993 on Form F-1.

/s/ Deloitte LLP

Chartered Professional Accountants

Licensed Public Accountants

Toronto, Canada

February 2, 2021